Exhibit 32.1
A signed original of this written statement required by Section 906 has been provided to ProAssurance Corporation and will be retained by ProAssurance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of ProAssurance Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward L. Rand, Jr., principal executive officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edward L. Rand, Jr.
Edward L. Rand, Jr.
Chief Executive Officer and principal executive officer
November 4, 2025